Exhibit 99.1

SPORT SUPPLY GROUP, INC. AGREES TO BE ACQUIRED BY ONCAP MANAGEMENT
PARTNERS, L.P. FOR $13.55 PER SHARE IN CASH

Dallas, Texas, March 15, 2010 – Sport Supply Group, Inc. (NASDAQ - RBI) (“Sport Supply Group”), the nation’s leading marketer, manufacturer and distributor of sporting goods and branded team uniforms to the institutional and team sports market, today announced that it has entered into a definitive merger agreement to be acquired by an affiliate of ONCAP Management Partners, L.P. (“ONCAP”), the mid-market private equity business of Onex Corporation (“Onex”).

Under the terms of the merger agreement, all of the outstanding shares of common stock of Sport Supply Group, other than those held by certain participating stockholders, as discussed immediately below, will be acquired for $13.55 per share in cash. CBT Holdings, LLC, an affiliate of Andell Holdings (“CBT”), which beneficially owns approximately 16% of Sport Supply Group’s outstanding common stock, and certain members of Sport Supply Group’s management team, have entered into agreements with ONCAP to exchange their Sport Supply Group common stock and options, as applicable, for equity of the purchaser entity. Carlson Capital, L.P., which beneficially owns approximately 22% of Sport Supply Group’s outstanding common stock, and CBT, have each entered into a voting agreement with ONCAP, and have each agreed to vote their shares in favor of the adoption of the merger agreement.

The merger agreement was negotiated on behalf of Sport Supply Group by a special committee of Sport Supply Group’s board of directors composed entirely of independent directors, with the assistance of outside financial and legal advisors.

The board of directors of Sport Supply Group, on the unanimous recommendation of the independent special committee, approved the merger agreement and recommends that Sport Supply Group’s stockholders adopt the merger agreement.

In accordance with the merger agreement, the special committee of independent directors is entitled to solicit superior proposals from third parties for a period of 30 days after today (which period can be extended for an additional 15 days for parties meeting certain additional requirements). However, there is no assurance that the solicitation of superior proposals will result in any proposal or an alternative transaction.  Furthermore, if Sport Supply Group’s board or its special committee, as applicable, terminates the merger agreement as a result of accepting a superior proposal, which will also terminate the voting agreement, then Sport Supply Group is obligated to pay ONCAP a termination fee of either $3,000,000 or $6,000,000, depending primarily on whether the proposal was received during the “go-shop” period.

The transaction is subject to the approval of the holders of a majority of the outstanding shares of common stock of Sport Supply Group.  The transaction is not subject to any financing condition; however, ONCAP has the unilateral option to terminate the merger agreement by paying to Sport Supply Group a termination fee of either $6,000,000 or $10,000,000, depending on whether financing is available to ONCAP.  The transaction is expected to close in the second or third quarter of this year.

Houlihan Lokey Howard & Zukin Capital, Inc. is acting as financial advisor to the special committee in connection with the proposed merger.

O’Melveny & Myers LLP is acting as legal counsel to ONCAP.

Vinson & Elkins L.L.P. is acting as legal counsel to Sport Supply Group.

About Sport Supply Group

Sport Supply Group, Inc. is the nation’s leading marketer, manufacturer and distributor of sporting goods and branded team uniforms to the institutional and team sports market.  Sport Supply Group markets via 3 million direct catalogs, a 40-person telesales team, more than 200 direct sales professionals, 60 Platinum Resellers and a family of company-controlled websites.

About ONCAP

ONCAP, in partnership with operating company management teams, invests in and builds shareholder value in North American small and mid-size companies that are leaders in their defined market niche and possess meaningful acquisition and organic growth potential.  For more information on ONCAP, please visit www.oncap.com.

ONCAP is the mid-market private equity business of Onex, one of North America’s oldest and most successful investment firms committed to acquiring and building high-quality businesses in partnership with talented management teams.  Onex manages investment platforms focused on private equity, real estate and credit securities.  Over 25 years, Onex has completed more than 260 acquisitions and generated a 29 per cent compound annual return on invested capital.  In total, Onex manages approximately $12 billion. For more information on Onex, please visit www.onex.com.

About Andell Holdings

Andell Holdings is a Los Angeles-based private investment firm and family office with global business and investment interests.  Founded in 1998, Andell’s current activities are divided between investments in private companies, core holdings in publicly-traded companies, and partnerships with best-in-class investment managers.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements, by their nature, are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. The forward-looking statements include, without limitation, statements relating to the benefits of the proposed transaction, statements relating to future performance of Sport Supply Group, statements relating to the completion of the proposed transaction, and other statements containing words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions or statements of current expectation, assumption or opinion. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, including the following: (1) Sport Supply Group may be unable to obtain stockholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of Sport Supply Group may suffer as a result of uncertainty surrounding the transaction; (5) Sport Supply Group may be adversely affected by other economic, business, and/or competitive factors; (6) legislative developments; (7) changes in tax and other laws; (8) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (9) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the transaction, and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of Sport Supply Group are set forth in its filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in Sport Supply Group’s Form 10-K for the fiscal year ended June 30, 2009 and Form 10-Q for the fiscal quarter ended December 31, 2009.

In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release.  Sport Supply Group is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Additional Information and Where to Find It

In connection with the proposed transaction, Sport Supply Group will file a proxy statement and other materials with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SPORT SUPPLY GROUP AND THE PROPOSED TRANSACTION. Investors may obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Sport Supply Group at http://www.sec.gov, the SEC’s free internet site. Free copies of Sport Supply Group’s SEC filings including the proxy statement (when available) are also available on Sport Supply Group’s internet site at http://www.sportsupplygroup.com/ under “Investors/SEC Filings.”

Sport Supply Group and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Sport Supply Group’s stockholders with respect to the proposed transaction. Information regarding the officers and directors of Sport Supply Group is included in the definitive proxy statement filed with the SEC on October 7, 2009 with respect to Sport Supply Group’s fiscal 2010 annual meeting of stockholders. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

For more information please contact:

Sport Supply Group, Inc.
Adam Blumenfeld
Chief Executive Officer
(972) 243-0879

ONCAP Management Partners L.P.
Mark Gordon
Managing Director
(416) 214-4306